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Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP AND AFFILIATES

                                                                         July 18, 2005

Graham Packaging Company, L.P.
GPC Capital Corp. I
GPC Capital Corp. II
GPC Opco GP, LLC
GPC Sub GP, LLC
Graham Packaging Latin America, LLC
Graham Packaging Acquisition Corp.
Graham Packaging Plastic Products Inc.
Graham Packaging PET Technologies Inc.
Graham Packaging Regioplast STS Inc.
Graham Packaging International Plastic Products Inc.
Graham Packaging Leasing USA Inc.
Graham Packaging Comerc USA Inc.
Graham Packaging Controllers USA Inc.
Graham Packaging Technological Specialties Inc.
2401 Pleasant Valley Road
York, Pennsylvania 17402

Re:	Registration Statement on Form S-4 (File No. 333-125173)

Ladies and Gentlemen:

        We have acted as special counsel to Graham Packaging Company, L.P., a Delaware limited partnership ("Graham LP"), GPC Capital Corp. I, a Delaware corporation ("GPC I" and, together with Graham LP, the "Issuers"), GPC Capital Corp. II, a Delaware corporation ("GPC II"), GPC Opco GP, LLC, a Delaware limited liability company ("GPC Opco"), GPC Sub GP, LLC, a Delaware limited liability company ("GPC Sub"), Graham Packaging Latin America, LLC, a Delaware limited liability company ("Graham Latin America"), Graham Packaging Acquisition Corp., a Delaware corporation ("GPAC"), Graham Packaging Plastic Products Inc., a Delaware corporation ("GPPP"), Graham Packaging PET Technologies Inc., a Delaware corporation ("Graham PET"), Graham Packaging Regioplast STS Inc., a Delaware corporation ("Graham Regioplast"), Graham Packaging International Plastic Products Inc., a Delaware corporation ("Graham International"), Graham Packaging Leasing USA Inc., a Delaware corporation ("Graham Leasing"), Graham Packaging Comerc USA Inc., a Delaware corporation ("Graham Comerc"), Graham Packaging Controllers USA Inc., a Delaware corporation ("Graham Controllers"), Graham Packaging Technological Specialties Inc., a Delaware corporation ("Graham Technological" and, together with GPC II, GPC Opco, GPC Sub, Graham Latin America, GPAC, GPPP, Graham PET, Graham Regioplast, Graham International, Graham Leasing, Graham Comerc and Graham Controllers, the "Delaware Guarantors"), Graham Packaging Holdings Company, a Pennsylvania limited partnership ("Holdings"), Graham Packaging Poland, L.P., a Pennsylvania limited partnership ("Graham Poland"), Graham Recycling Company, L.P., a Pennsylvania limited partnership ("Graham Recycling"), Graham Packaging France Partners, a Pennsylvania general partnership ("Graham France"), and Graham Packaging West Jordan, LLC, a Utah limited liability company ("Graham West Jordan" and, together with Holdings, Graham Poland and Graham France, the "Non-Delaware Guarantors" and, together with the Delaware Guarantors, the "Guarantors"), in connection with the public offering of (i) up to $250,000,000 aggregate principal amount of the 8 1/2% Senior Notes due 2012 of the Issuers (the "New 8 1/2% Notes") and (ii) up to $375,000,000 aggregate principal amount of the 9 7/8% Senior Subordinated Notes due 2014 of the Issuers (the "New 9 7/8% Notes" and, together with the New 8 1/2% Notes, the "Exchange Notes"). The Exchange Notes are

to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of (i) the issued and outstanding 8 1/2% Senior Notes due 2012 of the Issuers (the "Original 8 1/2% Notes") and (ii) the issued and outstanding 9 7/8% Senior Subordinated Notes due 2014 of the Issuers (the "Original 9 7/8% Notes" and, together with the Old 8 1/2% Notes, the "Original Notes"), respectively, under (A) the Indenture, dated as of October 7, 2004 (the "8 1/2% Indenture"), by and among the Issuers, the Guarantors and The Bank of New York (formerly United States Trust Company of New York), as trustee (the "Trustee") and (B) the Indenture, dated as of October 7, 2004 (the "9 7/8% Indenture" and together with the 8 1/2% Indenture, the "Indentures"), by and among the Issuers, the Guarantors and the Trustee, as trustee, respectively, as contemplated by (x) the 8 1/2% Senior Note Registration Rights Agreement, dated as of October 7, 2004 (the "8 1/2% Registration Rights Agreement"), by and among the Issuers, the Guarantors and Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Lehman Brothers and ABN Amro Incorporated, as the initial purchasers (the "Initial Purchasers") and (y) the 9 7/8% Series Senior Subordinated Note Registration Rights Agreement, dated as of October 7, 2004 (the "9 7/8% Registration Rights Agreement" and, together with the 8 1/2% Registration Rights Agreement, the "Registration Rights Agreements"), by and among the Issuers, the Guarantors and the Initial Purchasers, as initial purchasers, respectively. The Indentures provide for the guarantee of the Exchange Notes by (i) the Delaware Guarantors to the extent set forth in the Indentures (the "Delaware Guarantees") and (ii) the Non-Delaware Guarantors to the extent set forth in the Indentures (the "Non-Delaware Guarantees" and, together with the Delaware Guarantees, the "Guarantees").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

        (i)    the Registration Statement on Form S-4 (File No. 333-125173), relating to the Exchange Notes and the Guarantees, as filed with the Securities and Exchange Commission (the "Commission") on May 24, 2005, by the Issuers and the Guarantors and Amendment No. 1 thereto, as filed with the Commission on July 8, 2005, and Amendment No. 2 thereto, to be filed with the Commission on the date hereof, by the Issuers and the Guarantors (such registration statement, as so amended, the "Registration Statement");

        (ii)   executed copies of the Registration Rights Agreements;

        (iii)  executed copies of the Indentures;

        (iv)  the organizational documents of each of the Issuers and the Delaware Guarantors, in each case, filed with the Commission as exhibits to the Registration Statement, as follows:

          (A)  the Amended and Restated Certificate of Limited Partnership of Graham LP, dated as of February 2, 1998, as certified by the Secretary of State for the State of Delaware;

          (B)  Amended and Restated Agreement of Limited Partnership of Graham LP, dated as of February 2, 1998, as certified by the Secretary of Graham LP;

          (C)  the Certificate of Incorporation of GPC I, dated as of January 5, 1998, as certified by the Secretary of State for the State of Delaware;

          (D)  the By-Laws of GPC I, dated as of January 5, 1998, as certified by the Secretary of GPC I;

          (E)  the Certificate of Incorporation of GPC II, dated as of January 5, 1998, as certified by the Secretary of State for the State of Delaware;

          (F)  the By-Laws of GPC II, dated as of January 5, 1998, as certified by the Secretary of GPC II;

          (G)  the Certificate of Formation of GPC Opco, dated as of January 5, 1998 and amended as of December 22, 1999, as certified by the Secretary of State for the State of Delaware;

          (H)  the Limited Liability Company Agreement of GPC Opco, dated as of January 5, 1998, as certified by the Secretary of GPC Opco;

          (I)   the Certificate of Formation of GPC Sub, dated as of January 5, 1998 and amended as of January 17, 2000, as certified by the Secretary of State for the State of Delaware;

          (J)   the Limited Liability Company Agreement of GPC Sub, dated as of January 5, 1998, as certified by the Secretary of GPC Sub;

          (K)  the Certificate of Formation of Graham Latin America, dated as of February 14, 1997, as certified by the Secretary of State for the State of Delaware;

          (L)  the Operating Agreement of Graham Latin America, dated as of February 14, 1997, as certified by the Secretary of Graham Latin America;

          (M) the Certificate of Incorporation of GPAC, dated as of September 23, 2004, as certified by the Secretary of State for the State of Delaware;

          (N)  the By-Laws of GPAC, dated as of September 23, 2004, as certified by the Secretary of GPAC;

          (O)  the Certificate of Incorporation of GPPP, dated as of January 28, 1970 and last amended as of October 12, 2004, as certified by the Secretary of State for the State of Delaware;

          (P)   the By-Laws of GPPP, as certified by the Assistant Secretary of GPPP;

          (Q)  the Amended and Restated Certificate of Incorporation of Graham PET, dated as of March 31, 1994 and amended as of October 12, 2004, as certified by the Secretary of State for the State of Delaware;

          (R)  the Amended and Restated By-Laws of Graham PET, dated as of May 24, 2002, as certified by the Assistant Secretary of Graham PET;

          (S)   the Certificate of Incorporation of Graham Regioplast, dated as of May 18, 1993 and amended as of October 12, 2004, as certified by the Secretary of State for the State of Delaware;

          (T)  the By-Laws of Graham Regioplast, as certified by the Assistant Secretary of Graham Regioplast;

          (U)  the Certificate of Incorporation of Graham International, dated as of November 18, 1998 and amended as of October 12, 2004, as certified by the Secretary of State for the State of Delaware;

          (V)  the By-Laws of Graham International, as certified by the Assistant Secretary of Graham International;

          (W) the Certificate of Incorporation of Graham Leasing, dated as of August 7, 1991 and amended as of October 12, 2004, as certified by the Secretary of State for the State of Delaware;

          (X)  the By-Laws of Graham Leasing, as certified by the Assistant Secretary of Graham Leasing;

          (Y)  the Certificate of Incorporation of Graham Comerc, dated as of August 7, 1991 and amended as of October 12, 2004, as certified by the Secretary of State for the State of Delaware;

          (Z)  the By-Laws of Graham Comerc, as certified by the Assistant Secretary of Graham Comerc;

          (AA)   the Certificate of Incorporation of Graham Controllers, dated as of August 7, 1991 and amended as of October 12, 2004, as certified by the Secretary of State for the State of Delaware;

          (BB)   the By-Laws of Graham Controllers, as certified by the Assistant Secretary of Graham Controllers;

          (CC)   the Certificate of Incorporation of Graham Technological, dated as of August 7, 1991 and amended as of October 12, 2004, as certified by the Secretary of State for the State of Delaware; and

          (DD)   the By-Laws of Graham Technological, as certified by the Assistant Secretary of Graham Technological;

        (v)   the resolutions of the board of directors or other appropriate governing body of each of the Issuers and the Delaware Guarantors, (A) adopted on July 14, 2005, relating to the Registration Statement, the Exchange Notes, the Exchange Offer, the issuance of the Delaware Guarantees and related matters;

        (vi)  the resolutions of the board of directors or other appropriate governing body of each of the Issuers and the Delaware Guarantors, adopted on October 7, 2004, relating to the issuance of the Original Notes and the Exchange Notes, the Indentures, the Registration Rights Agreements and related matters;

        (vii) the Statements of Eligibility and Qualification of the Trustee on Form T-1, in each case, filed with the Commission as exhibits to the Registration Statement; and

        (viii)  the forms of the Exchange Notes, in each case, filed with the Commission as exhibits to the Registration Statement.

        We also have examined originals or copies, certified or otherwise identified to our satisfaction of such records of the Issuers and the Delaware Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuers, the Delaware Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Issuers or any of the Delaware Guarantors, their respective directors, managers, partners and officers, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and that, except to the extent expressly set forth below, such documents constitute valid and binding obligations of such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Issuers, the Delaware Guarantors and others and of public officials.

        Our opinion set forth herein is limited to the corporate and limited liability company laws of the State of Delaware, the laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined-On Law"). We do not express any opinion with respect to the laws of any jurisdiction other than Opined-On Law or as to the effect of any such non-opined-on law on the opinion herein stated. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect. To the extent our opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Exchange Notes, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indentures and have been delivered upon consummation of the Exchange Offer against receipt of the Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes and the Delaware Guarantees will constitute valid and binding obligations of each of the Issuers and the Delaware Guarantors, respectively, enforceable against the each of Issuers and the Delaware Guarantors, respectively, in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        In rendering the opinion set forth above, we have assumed that the execution and delivery by the Issuers and the Delaware Guarantors of the Indentures, the Registration Rights Agreements and the Exchange Notes and the performance by the Issuers and the Delaware Guarantors of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Issuers, the Delaware Guarantors or their respective properties is subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by the Issuers or the Delaware Guarantors as being material to them and which are listed in Part II of the Registration Statement.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

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  Exhibit 5.1